PRELIMINARY DRAFT

PRELIMINARY DRAFT

Principal ISP Perspectives on Analysis

PRELIMINARY DRAFT

Principal ISP Perspectives on Valuation

PRELIMINARY DRAFT

Summary Valuation Range – September 18, 2002

PRELIMINARY DRAFT

Review of Financial Projections

PRELIMINARY DRAFT

Summary of Financial Assets and Liabilities

PRELIMINARY DRAFT

Valuation of Other Liabilities

PRELIMINARY DRAFT

Purchase Price Ratio Analysis

PRELIMINARY DRAFT

Historical Stock Price Performance

PRELIMINARY DRAFT

Historical Stock Price Performance

PRELIMINARY DRAFT

Historical Stock Price Performance

PRELIMINARY DRAFT

Illustrative “Unaffected” Trading Range

PRELIMINARY DRAFT

Premiums Paid

PRELIMINARY DRAFT

Comparable Trading Analysis

PRELIMINARY DRAFT

Comparable Transaction Analysis

PRELIMINARY DRAFT

Discounted Cash Flow Forecast

PRELIMINARY DRAFT

Weighted Average Cost of Capital

PRELIMINARY DRAFT

Weighted Average Cost of Capital

PRELIMINARY DRAFT

Discounted Cash Flow Analysis

PRELIMINARY DRAFT

Updated Summary Valuation Range

Confidential *Presentation to:*

International Specialty Products Inc.

Presentation to the Special Committee of the Board of Directors

September 27, 2002

LEHMAN BROTHERS

- Operating Forecast
  - Continue to believe that operating forecast is achievable and do not want to revise projections or develop alternative scenarios
  - However, believe there is more downside than upside in plan
    - Potential $5 - $10 million risk to operating profit in 2003, growing in line with sales in out years
- Financial Reconciliation
  - $7 million discrepancy in EBITDA and EBIT due to inclusion of "other expenses"
    - Includes an estimated $2 million per annum in cost of receivables facility
  - Adjustment to working capital investment based on slight difference in assumptions
- Other Non-Quantified Risks
  - Several liability with regard to potential G-I Holdings tax liability relating to Rhone-Poulenc surfactants partnership
  - Risk of loss of G-I Holdings management contract
  - Risk of reduction in sales to BMCA

- Premiums Paid Analysis
  - Believe that premium analysis is the most important metric
  - Feel that premiums should be based off of "unaffected" share price
  - Argued for longer time frame for data sample (10 years) and limiting universe to acquisitions of less than 20%
- Comparable Trading Analysis
  - Believe that Cytec and Great Lakes should be added; believe Cambrex and IFF are less relevant
  - Noted potential discount for liquidity issues, leverage, analyst coverage and ownership
  - Believe analysis is not relevant because no potential for change in control
- Comparable Transaction Analysis
  - Believe that Roche vitamins transaction should be included
  - Believe analysis is not relevant because transaction is not a change of control and certain transactions occurred at peak multiples
- Discounted Cash Flow Analysis
  - Argued for a higher discount rate due to illiquidity, low interest rates and risk premium
  - Argued for lower perpetuity growth rate
  - Believe analysis is not relevant because transaction is not a change of control

Summary Valuation Range


Comparable Trading
$12.00
$14.00
Comparable Transactions
$14.00
$15.00
Premiums Paid - Going Private
$10.00
$12.00
Premiums Paid - Full Acquisitions
$9.00
$13.00
Discounted Cash Flow Analysis
$12.00
$20.00
$5
$6
$7
$8
$9
$10
$11
$12
$13
$14
$15
$16
$17
$18
$19
$20
$21
$22
52-Wk Low $5.60
1-Day Prior $7.95
Proposal Price $10.00
52-Wk High $11.11

Summary Historical and Projected Financials

($ in millions)	Historical [1]			Estimated	ISP Projections				Estimated	CAGR	
	1999	2000	2001	2002E	2003E	2004E	2005E	2006E	2007E	'99-'02	'02-'06
September 18											
Net Sales	787.3	784.0	787.2	821.4	842.3	880.6	916.5	957.0	995.1	*1.4%*	*3.9%*
% Growth	*NA*	*-0.4%*	*0.4%*	*4.3%*	*2.5%*	*4.5%*	*4.1%*	*4.4%*	*4.0%*		
EBITDA [2]	202.7	163.0	182.5	179.1	188.1	199.5	211.4	220.7	227.2	*(4.0%)*	*5.4%*
% Margin	*25.7%*	*20.8%*	*23.2%*	*21.8%*	*22.3%*	*22.7%*	*23.1%*	*23.1%*	*22.8%*		
EBIT [2]	154.1	111.7	128.7	120.7	129.7	141.0	152.9	162.1	168.6	*(7.8%)*	*7.7%*
Investment in NWC	40.1	6.5	46.4	(30.5)	2.6	6.4	5.8	7.0	7.3		
Updated Base Case											
EBITDA [2]	198.1	149.6	168.3	174.5	183.3	194.6	206.5	215.7	222.0	*(4.1%)*	*5.4%*
% Margin	*25.2%*	*19.1%*	*21.4%*	*21.2%*	*21.8%*	*22.1%*	*22.5%*	*22.5%*	*22.3%*		
EBIT [2]	149.5	98.3	114.6	116.1	124.9	136.1	148.0	157.1	163.4	*(8.1%)*	*7.9%*
% Margin	*19.0%*	*12.5%*	*14.6%*	*14.1%*	*14.8%*	*15.5%*	*16.1%*	*16.4%*	*16.4%*		
Investment in NWC	40.1	6.5	46.4	(21.0)	4.3	9.0	8.3	9.6	10.0		
Downside Case											
EBITDA [2]				167.0	175.6	186.5	198.1	206.9	212.9		*5.5%*
% Margin				*20.3%*	*20.9%*	*21.2%*	*21.6%*	*21.6%*	*21.4%*		
EBIT [2]				108.6	117.2	128.1	139.6	148.4	154.3		*8.1%*
% Margin				*13.2%*	*13.9%*	*14.5%*	*15.2%*	*15.5%*	*15.5%*		

Source: Historical and projected financials from ISP management.
1. *Historical financials have been adjusted to exclude goodwill amortization per FAS 142 guidelines.*
2. *Excludes income from investments and one-time charges.*

Capitalization as of June 30, 2002

($ in millions)

Security	Amt. 6/30/02	Maturity	Interest Rate	Credit Rating
Cash & Equivalents				
Cash on balance sheet	$122.8	NA	NA	NA
Market value of investments	287.8	NA	NA	NA
Senior Credit Facilities				
LT Revolving Credit Facility	38.4	**2006**	**L + 250**	BB+ / Ba2
Term Loan	222.8	2008	**L + 300**	BB+ / Ba2
Notes & Other				
Senior Secured Notes	200.0	2009	10 5/8%	B2 / B+
Senior Subordinated Notes	402.7	2011	10 1/4%	B2 / BB-
A/R Facility	23.2	NA	NA	NA
Capital leases	0.2	NA	NA	NA
Other debt	1.6	NA	NA	NA

Total Debt (incl A/R facility)	**$888.8**
Book Equity	509.1
Total Capitalization	**$1,397.9**

Investment Portfolio as of June 30, 2002

($ in millions)

	Total Cost	Market Value	Unrealized Gain / (Loss)
Trading Securities:	$103.0	$98.0	($5.0)
Available for Sale Securities:	203.3	180.2	(23.1)
Total Value of Portfolio:	$306.3	$278.2	($28.1)

Market Value of Portfolio	$278.2
Incr. Tax Benefit at 34%	9.6
Net Cash Proceeds from Sale	$287.8

Shares / Options Outstanding as of June 30, 2002

Shares Outstanding (mm)	64.9
Options Outstanding (mm)	3.6
Weighted Average Exercise Price	$10.42

Source: ISP management.

Valuation of Other Liabilities

($ in millions)

Liability / Reserve	Assumed Value ($ in mm)	Comments
Environmental (incl. Linden)	$0.0	Management believes that recoveries will fully offset remediation costs
Product Liability	0.0	Management believes that no meaningful liability exists
Asbestos Liability	0.0	Mangment believes that it has no responsibility for the asbestos liabilities of G-I Holdings. However, in the event that Mr. Heyman were to lose the fraudulant conveyance case and the ISP spin-off were unwound, ISP could be subject to a change of control.
Tax Liabilities	17.6	Balance sheet reserve
Minority Interest in JVs	0.4	Valued at book value
Book Value Plan / SARs	7.3	Utilized by the Company for executive compensation, primarily in place of options. Valued at "in-the-money" value
Total	$25.3	

Calculation of Net Non-Operating Liabilities

($ in millions)	As of 6/30/02
Total Debt	$865.6
A/R Facility	23.2
Other Liabilities / Reserves	25.3
Cash on Blance Sheet	(122.8)
After-Tax Mkt Value of Investment Portfolio	(287.8)
Net Non-Operating Liabilities	$503.5

Purchase Price Ratio Analysis

($ and shares in millions except per share data)		1-Day Prior	Proposed Price	Range of Purchase Prices						
Price Per Share		**$7.95**	**$10.00**	**$11.00**	**$12.00**	**$13.00**	**$14.00**	**$15.00**	**$16.00**	**$17.00**
% Premium to Proposed Price		*(20.5%)*	*0.0%*	*10.0%*	*20.0%*	*30.0%*	*40.0%*	*50.0%*	*60.0%*	*70.0%*
% Premium to Pre-Announcement Price		*0.0%*	*25.8%*	*38.4%*	*50.9%*	*63.5%*	*76.1%*	*88.7%*	*101.3%*	*113.8%*
% Prem. to 52-Wk High Prior to Proposal ($11.11)		*(28.4%)*	*(10.0%)*	*(1.0%)*	*8.0%*	*17.0%*	*26.0%*	*35.0%*	*44.0%*	*53.0%*
% Prem. to 52-Wk Low Prior to Proposal ($5.60)		*42.0%*	*78.6%*	*96.4%*	*114.3%*	*132.1%*	*150.0%*	*167.9%*	*185.7%*	*203.6%*
Common Shares Outstanding (as of 6/30/02)		64.9	64.9	64.9	64.9	64.9	64.9	64.9	64.9	64.9
Value of Common Shares		$516.3	$649.4	$714.4	$779.3	$844.3	$909.2	$974.1	$1,039.1	$1,104.0
Net Value of Options [(1)]		1.7	3.8	5.9	8.2	11.1	14.0	17.0	20.2	23.7
Plus: Net Non-Operating Liabilities [(2)]		503.5	503.5	503.5	503.5	503.5	503.5	503.5	503.5	503.5
Enterprise Value		**$1,021.6**	**$1,156.8**	**$1,223.8**	**$1,291.1**	**$1,358.9**	**$1,426.7**	**$1,494.7**	**$1,562.8**	**$1,631.3**
September 18										
Enterprise Value to:	**Data [(3)]**	**Multiple**								
2002E Revenues	$821.4	1.24x	1.41x	1.49x	1.57x	1.65x	1.74x	1.82x	1.90x	1.99x
2003E Revenues	$842.3	1.21x	1.37x	1.45x	1.53x	1.61x	1.69x	1.77x	1.86x	1.94x
2002E EBITDA	$179.1	5.7x	6.5x	6.8x	7.2x	7.6x	8.0x	8.3x	8.7x	9.1x
2003E EBITDA	$188.1	5.4x	6.1x	6.5x	6.9x	7.2x	7.6x	7.9x	8.3x	8.7x
2002E EBIT	$120.7	8.5x	9.6x	10.1x	10.7x	11.3x	11.8x	12.4x	12.9x	13.5x
2003E EBIT	$129.7	7.9x	8.9x	9.4x	10.0x	10.5x	11.0x	11.5x	12.0x	12.6x
Updated Base Case										
2002E EBITDA	$174.5	5.9x	6.6x	7.0x	7.4x	7.8x	8.2x	8.6x	9.0x	9.3x
2003E EBITDA	$183.3	5.6x	6.3x	6.7x	7.0x	7.4x	7.8x	8.2x	8.5x	8.9x
2002E EBIT	$116.1	8.8x	10.0x	10.5x	11.1x	11.7x	12.3x	12.9x	13.5x	14.1x
2003E EBIT	$124.9	8.2x	9.3x	9.8x	10.3x	10.9x	11.4x	12.0x	12.5x	13.1x

1. *Implied market value of "in-the-money" options calculated using the treasury method.*
2. *As of 6/30/02; comprised of total debt and other non-operating liabilities less cash on balance sheet and after-tax market value of short-term investments.*
3. *Historical and projected figures are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*

Absolute Stock Price Performance

Stock Price Performance Since IPO


$24.00
$20.00
$16.00
$12.00
$8.00
$4.00
6/25/91
9/23/93
12/23/95
3/23/98
6/21/00
9/20/02
April 20, 1998
All-time high of $20.50
July 8, 2002
Samuel Heyman proposes to acquire the rest of ISP at $10.00 per share
October 9, 2000
All-time low of $5.13
Proposal Price $10.00
ISP
Proposed Price

Relative Stock Price Performance

Indexed Stock Price Performance Since IPO (6/25/91-9/20/02)


Indexed Price
500%
400%
300%
200%
100%
0%
6/25/91
9/23/92
12/23/93
3/24/95
6/21/96
9/19/97
12/21/98
3/21/00
6/20/01
9/20/02
ISP
S&P 500
Lehman Brothers Spec. Chemicals Index

1-Year Indexed Stock Price Performance (9/20/01-9/20/02)


140%
120%
100%
80%
60%
40%
9/20/01
10/30/01
12/10/01
1/18/02
3/1/02
4/10/02
5/21/02
6/28/02
8/9/02
9/20/02
ISP
S&P 500
Lehman Brothers Specialty Chemicals Index

1-Year Stock Price Performance


$12.00
$11.00
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
July 8, 2002
Samuel Heyman proposes to acquire the rest of ISP at $10.00 per share
Avg. Price (1)
$8.85
9/20/01
11/20/01
1/20/02
3/20/02
5/20/02
7/20/02
9/20/02
ISP
Avg. Price

1. *Average price for the one-year period prior to the July 8, 2002 proposal.*

	LBSCI	S&P 500
Price on 7/8/02	100.00	976.98
Price on 9/20/02	87.74	845.39
% Change	**(12.3%)**	**(13.5%)**
ISP Price on 7/8/02	$7.95	$7.95
Index Change	(12.3%)	(13.5%)
Implied Price	**$6.98**	**$6.88**
Premium Implied by $10.00 Proposal	**43.4%**	**45.4%**

Summary of Premiums Paid Analysis – Cash Transactions

Going Private Transactions – < 50% Minority (1)

	Premia Paid over Average Price for:			
Premia Paid	**1 Day**	**7 Days**	**30 Days**	**90 Days**
Maximum:	140.0%	136.9%	113.3%	116.0%
Mean:	46.4%	47.7%	49.2%	42.2%
Median:	42.6%	43.4%	48.6%	36.2%
Minimum:	9.9%	13.2%	13.1%	13.5%
Implied Offer Price				
ISP Share Price Data:	$7.95	$7.82	$6.92	$8.32
At Mean Premium	$11.64	$11.55	$10.33	$11.83
At Median Premium	$11.34	$11.21	$10.29	$11.33

Full Acquisitions (2)

	Premia Paid over Average Price for:			
Premia Paid	**1 Day**	**7 Days**	**30 Days**	**90 Days**
Maximum:	540.0%	519.4%	411.7%	267.4%
Mean:	44.1%	45.6%	48.1%	51.7%
Median:	28.8%	31.7%	33.5%	37.6%
Minimum:	(7.8%)	(7.4%)	(3.4%)	(9.1%)
Implied Offer Price				
ISP Share Price Data:	$7.95	$7.82	$6.92	$8.32
At Mean Premium	$11.45	$11.39	$10.26	$12.62
At Median Premium	$10.24	$10.30	$9.24	$11.45

Going Private Transactions – < 20% Minority (1)

	Premia Paid over Average Price for:			
Premia Paid	**1 Day**	**7 Days**	**30 Days**	**90 Days**
Maximum:	140.0%	122.7%	95.7%	73.4%
Mean:	40.8%	40.8%	44.3%	40.0%
Median:	43.5%	41.2%	42.9%	39.9%
Minimum:	9.9%	13.2%	13.1%	9.0%
Implied Offer Price				
ISP Share Price Data:	$7.95	$7.80	$6.96	$8.31
At Mean Premium	$11.19	$10.98	$10.04	$11.63
At Median Premium	$11.41	$11.00	$9.94	$11.62

Implied Value From "Unaffected" Trading Price

	Going Private 1998 - 2002 (<50%)	Going Private 1992 - 2002 (< 20%)
1-Day Premium		
Mean	46.4%	40.8%
Median	42.6%	43.5%
"Unaffected" Price (3)	$6.98	$6.98
Implied Offer Price		
At Mean Premium	$10.21	$9.82
At Median Premium	$9.95	$10.01

Sources: Deal data from Thomson Financial Securities Data with supplemental information from press releases; stock prices are from Factset.

1. *Completed going-private transactions > $100 million. Public buyers only, excludes Investor Groups, LBOs, and MBOs. Time periods for < 50% and < 20% are from 1998-2002 and 1992-2002, respectively.*
2. *All completed transactions > $100 million and excluding finance, technology, and share repurchases. Public buyers only, excludes Investor Groups, LBOs, and MBOs. Period from 2000-2002.*
3. *Adjusted price on September 20, 2002 based on LBSCI returns.*

Comparable Trading Analysis (1)

(Currency and shares in millions except per share data)

	Price	Equity	Enterprise	Enterprise Value as a Multiple of:								
				Sales			EBITDA			EBIT		
Companies	**20-Sep-02**	**Value**	**Value**	**LTM**	**2002E**	**2003E**	**LTM**	**2002E**	**2003E**	**LTM**	**2002E**	**2003E**
Albemarle	$27.08	1,142.1	1,319.6	1.39x	1.37x	1.32x	6.7x	7.1x	6.6x	12.2x	12.3x	10.9x
Arch Chemicals	$18.55	415.5	580.8	0.65x *	NA *	NA *	8.3x	NA *	NA *	43.0x *	NA *	NA *
Cambrex	$35.83	952.8	1,213.8	2.35x	2.23x	2.09x	10.5x	9.2x	8.3x	15.4x	13.3x	11.5x
Croda	£2.40	326.2	389.8	1.25x	1.28x	1.24x	7.0x	7.0x	6.6x	9.6x	9.7x	9.2x
Cytec Industries	**$24.19**	**953.3**	**1,151.7**	**0.87x**	**0.85x**	**0.82x**	**5.6x**	**5.4x**	**5.2x**	**10.3x**	**9.1x**	**8.5x**
Great Lakes Chemical	**$26.02**	**1,306.0**	**1,570.4**	**1.13x**	**1.13x**	**1.04x**	**13.5x ***	**8.2x**	**7.7x**	**41.7x ***	**15.5x**	**12.7x**
Intl Flavors & Fragrances	$31.46	2,981.1	4,088.4	2.27x	2.27x	2.22x	9.6x	9.8x	9.0x	11.7x	12.3x	11.1x
Penford	$14.00	112.0	216.7	0.94x	0.93x	0.82x	6.4x	6.2x	5.3x	13.6x	13.3x	10.2x
Sensient Technologies	$21.48	1,016.8	1,530.1	1.76x	1.69x	1.59x	8.6x	8.2x	7.6x	10.8x	10.4x	9.6x
Excluding Great Lakes & Cytec												
			Mean	1.66x	1.63x	1.55x	8.1x	7.9x	7.2x	12.2x	11.9x	10.4x
			Median	1.57x	1.53x	1.45x	8.3x	7.6x	7.1x	12.0x	12.3x	10.6x
Including Great Lakes & Cytec												
			Mean	1.49x	1.47x	1.39x	7.8x	7.6x	7.0x	11.9x	12.0x	10.5x
			Median	1.32x	1.33x	1.28x	7.6x	7.6x	7.1x	11.7x	12.3x	10.6x
ISP Valuation at $10.00 Offer Price	$10.00	653.3	1,156.8	1.42x	1.41x	1.37x	6.8x	6.6x	6.3x	10.1x	10.0x	9.3x
ISP Valuation Metrics												
Selected Multiples							7.75x	7.75x	7.25x	10.75x	10.75x	10.25x
Relevant ISP Statistic (2)							$170.8	$174.5	$183.3	$114.7	$116.1	$124.9
Implied Enterprise Value at Selected Multiples:							$1,323.8	$1,352.3	$1,329.2	$1,233.3	$1,247.7	$1,280.2
less: Net non-operating liabilities (3)							*(503.5)*	*(503.5)*	*(503.5)*	*(503.5)*	*(503.5)*	*(503.5)*
Implied Equity Value at Selected Multiples:							$820.2	$848.7	$825.7	$729.7	$744.1	$776.7
Fully diluted shares outstanding (4)							*65.7*	*65.8*	*65.7*	*65.5*	*65.5*	*65.6*
Implied Price per Share:							$12.48	$12.90	$12.56	$11.14	$11.36	$11.84

$11.00 - $13.00

Note: Summary Multiples exclude numbers that are Negative, Not Meaningful, and (*) figures.

1. *Trading multiples for comparable specialty companies based on actual prices as of the most recent closing date.*
2. *Historical and projected figures are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*
3. *As of 6/30/02; comprised of total debt and other non-operating liabilities less cash on balance sheet and after-tax market value of short-term investments.*
4. *Includes dilution from options calculated using the treasury method.*

Comparable Transaction Analysis

(Currency and shares in millions except per share data)

Date Announced	Target / Acquiror	Offer Value	Transaction Value	Transaction Value to: LTM Sales	LTM EBITDA	LTM EBIT
03-Sep-02	**Roche Vitamins and Fine Chemicals** **DSM**	**€ 2,250.0**	**€ 2,250.0**	**0.95x**	**6.6x**	**12.8x**
17-Jul-02	Haarmann & Reimer (Bayer) EQT Northern Europe Private Equity Fund	€ 1,660.0	€ 1,660.0	1.90x	9.8x	14.6x
12-Sep-01	Cognis BV (Henkel KGaA) Investor Group	€ 2,500.0	€ 2,500.0	0.78x	7.1x	11.4x
29-Mar-01	Ascot PLC Dow Chemical	£305.2	£439.5	1.99x	10.0x	15.9x
15-Dec-00	Laporte Degussa	$2,010.4	$1,656.8	2.64x	10.1x	13.6x
29-Nov-00	BF Goodrich Performance Materials AEA Investors	$1,200.0	$1,400.0	1.18x	6.4x	10.3x
02-Aug-00	Catalytica Pharmaceuticals, Inc. DSM	$750.0	$800.0	1.89x	10.5x	13.6x
06-Jul-00	Hickson International Arch Chemicals	$95.6	$128.6	0.59x	7.0x	17.4x
01-Jun-99	Witco Crompton & Knowles	$1,082.1	$1,836.6	0.96x	8.3x	17.2x
12-May-99	Zeneca Specialties (AstraZeneca) Cinven/Investcorp.	£1,300.0	£1,300.0	1.89x	9.4x	13.9x
25-Aug-97	BioWhittaker Inc. Cambrex Corporation	$130.9	$129.3	2.54x	9.6x	13.3x
	Excluding Roche Vitamins					
	Mean			1.64x	8.8x	14.1x
	Median			1.89x	9.5x	13.8x
	Including Roche Vitamins					
	Mean			1.57x	8.6x	14.0x
	Median			1.89x	9.4x	13.6x
Valuation at $10.00 Offer Price		$653.3	$1,156.8	1.42x	6.8x	10.1x

ISP Valuation Metrics

	LTM EBITDA	LTM EBIT
Selected Multiples	8.0x	12.0x
Relevant ISP Statistic (1)	$170.8	$114.7
Implied Enterprise Value at Selected Multiples:	$1,366.5	$1,376.7
less: Net non-operating liabilities (2)	*(503.5)*	*(503.5)*
Implied Equity Value at Selected Multiples:	$862.9	$873.1
Fully diluted shares outstanding (3)	*65.8*	*65.8*
Implied Price per Share:	$13.11	$13.26

$13.00 - $13.50

Note: Summary Multiples exclude numbers that are Negative, Not Meaningful, and (*) figures.

1. *Historical figures are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*
2. *As of 6/30/02; comprised of total debt and other non-operating liabilities less cash on balance sheet and after-tax market value of short-term investments.*
3. *Includes dilution from options calculated using the treasury method.*

Updated Base Case Operating Projections

($ in millions)	Historical [1]			Projected [1]					
	1999A	2000A	2001A	2002E	2003E	2004E	2005E	2006E	2007E
Sales	$787.3	$784.0	$787.2	$821.4	$842.3	$880.6	$916.5	$957.0	$995.1
% Growth	*NA*	*(0.4%)*	*0.4%*	*4.8%*	*2.5%*	*4.5%*	*4.1%*	*4.4%*	*4.0%*
EBITDA	198.1	149.6	168.3	174.5	183.3	194.6	206.5	215.7	222.0
% Margin	*25.2%*	*19.1%*	*21.4%*	*21.2%*	*21.8%*	*22.1%*	*22.5%*	*22.5%*	*22.3%*
Depreciation	48.6	51.3	53.1	57.6	57.6	57.6	57.6	57.6	57.6
Amortization of Intangibles	0.0	0.0	0.6	0.8	0.8	0.9	0.9	1.0	1.0
EBIT	149.5	98.3	114.6	116.1	124.9	136.1	148.0	157.1	163.4
Less: Cash Taxes @ 34.0%	50.8	33.4	38.9	39.5	42.5	46.3	50.3	53.4	55.5
Tax-effected EBIT	98.7	64.9	75.6	76.6	82.4	89.8	97.7	103.7	107.8
Plus: Depreciation	48.6	51.3	53.1	57.6	57.6	57.6	57.6	57.6	57.6
Plus: Amortization of Intangibles	0.0	0.0	0.6	0.8	0.8	0.9	0.9	1.0	1.0
Less: Capital Expenditures	(69.5)	(61.7)	(53.0)	(51.0)	(51.0)	(51.0)	(51.0)	(51.0)	(57.6)
Less: Changes in Working Capital	(40.1)	(6.5)	(46.4)	21.0	(4.3)	(9.0)	(8.3)	(9.6)	(10.0)
Free Cash Flow	$37.7	$48.0	$29.9	$105.0	$85.6	$88.3	$96.9	$101.6	$98.8
% FCF Growth Rate	*NM*	*27.4%*	*(37.7%)*	*250.9%*	*(18.5%)*	*3.2%*	*9.7%*	*4.9%*	*(2.8%)*

Downside Case Operating Projections

($ in millions)	Historical [1]			Projected [1]					
	1999A	2000A	2001A	2002E	2003E	2004E	2005E	2006E	2007E
Sales	$787.3	$784.0	$787.2	$821.4	$842.3	$880.6	$916.5	$957.0	$995.1
% Growth	*NA*	*(0.4%)*	*0.4%*	*4.8%*	*2.5%*	*4.5%*	*4.1%*	*4.4%*	*4.0%*
EBITDA	198.1	149.6	168.3	167.0	175.6	186.5	198.1	206.9	212.9
% Margin	*25.2%*	*19.1%*	*21.4%*	*20.3%*	*20.9%*	*21.2%*	*21.6%*	*21.6%*	*21.4%*
Depreciation	48.6	51.3	53.1	57.6	57.6	57.6	57.6	57.6	57.6
Amortization of Intangibles	0.0	0.0	0.6	0.8	0.8	0.9	0.9	1.0	1.0
EBIT	149.5	98.3	114.6	108.6	117.2	128.1	139.6	148.4	154.3
Less: Cash Taxes @ 34.0%	50.8	33.4	38.9	36.9	39.9	43.5	47.5	50.4	52.5
Tax-effected EBIT	98.7	64.9	75.6	71.7	77.4	84.5	92.2	97.9	101.8
Plus: Depreciation	48.6	51.3	53.1	57.6	57.6	57.6	57.6	57.6	57.6
Plus: Amortization of Intangibles	0.0	0.0	0.6	0.8	0.8	0.9	0.9	1.0	1.0
Less: Capital Expenditures	(69.5)	(61.7)	(53.0)	(51.0)	(51.0)	(51.0)	(51.0)	(51.0)	(57.6)
Less: Changes in Working Capital	(40.1)	(6.5)	(46.4)	21.0	(4.3)	(9.0)	(8.3)	(9.6)	(10.0)
Free Cash Flow	$37.7	$48.0	$29.9	$100.1	$80.5	$83.0	$91.4	$95.9	$92.8
% FCF Growth Rate	*NM*	*27.4%*	*(37.7%)*	*234.4%*	*(19.6%)*	*3.1%*	*10.1%*	*4.9%*	*(3.2%)*

1. *Historical and projected figures are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*

Weighted Average Cost of Capital

Cost of Equity	Historical	Predicted
Market Risk Premium [1]	7.50%	7.50%
Implied Unlevered Equity Beta [2]	0.66	0.59
Estimated Debt/Equity Ratio	26%	26%
Estimated Cost of Equity/ROE	9.6%	8.9%
Cost of Debt		
Rf (10-Year T-Bond Rate)	3.78%	3.78%
Assumed Spread, bps	600	600
Assumed Marginal Tax Rate	35.0%	35.0%
Estimated After-tax Cost of Debt	6.36%	6.36%
Target Capital Structure [3]		
Debt	20.3%	20.3%
Common Equity at Market	79.7%	79.7%
Total Capitalization at Market	100.0%	100.0%
Weighted Average Cost of Capital		
Pre-tax Cost of Debt	9.8%	9.8%
After-tax Cost of Debt	6.4%	6.4%
Cost of Equity	9.6%	8.9%
Weighted Average Cost of Capital	**8.9%**	**8.4%**

1. *Assumed risk premium of 7.50% from Ibbotson & Associates.*
2. *Mean of unlevered beta estimates for comparable companies from Barra's U.S. Equity Beta Book dated August 30, 2002.*
3. *Target capital structure based on the mean for comparable companies.*

Weighted Average Cost of Capital

	Market Equity Risk Premium	Additional Equity Risk Premium	
Base Rate	7.5%	"Low Cap" 1.0%	"Micro Cap" 2.6%
10-Yr Treasury (3.78%)	8.9%	9.6%	10.6%
20-Yr Treasury (4.76%)	9.8%	10.5%	11.5%

Updated Base Case

Perpetuity Growth	Discount Rate 9.0%	10.0%	11.0%
3%	$14.61	$11.51	$9.15
4%	$18.03	$13.89	$10.90
5%	$23.16	$17.20	$13.21

$11.00 - $18.00

Terminal EBITDA Mult.	Discount Rate 9.0%	10.0%	11.0%
6.6x	$12.44	$11.64	$10.89
7.0x	$13.32	$12.49	$11.69
7.5x	$14.43	$13.54	$12.70
8.0x	$15.54	$14.60	$13.71

$11.00 - $16.00

Downside Case

Perpetuity Growth	Discount Rate 9.0%	10.0%	11.0%
3%	$13.28	$10.37	$8.14
4%	$16.50	$12.61	$9.80
5%	$21.30	$15.72	$11.97

$10.00 - $17.00

Terminal EBITDA Mult.	Discount Rate 9.0%	10.0%	11.0%
6.6x	$11.52	$10.75	$10.03
7.0x	$12.36	$11.56	$10.81
7.5x	$13.42	$12.58	$11.77
8.0x	$14.61	$13.71	$12.85

$10.00 - $15.00

Summary Valuation Range


Comparable Trading (Original)
$12.00
$14.00
Comparable Trading (New)
$11.00
$13.00
Comparable Transactions (Original)
$14.00
$15.00
Comparable Transactions (New)
$13.00
$13.50
Prem. Paid - Going Private (<50%)
$10.00
$12.00
Prem. Paid - Going Private (<20%)
$10.00
$12.00
Prem. Paid - Going Private (Unaffected)
$9.75
$10.25
Premiums Paid - Full Acquisitions
$9.00
$13.00
DCF - Original Base Case
$12.00
$20.00
DCF - Updated Base Case
$11.00
$18.00
DCF - Downside Case
$10.00
$17.00
$5
$6
$7
$8
$9
$10
$11
$12
$13
$14
$15
$16
$17
$18
$19
$20
$21
$22
52-Wk Low $5.60
1-Day Prior $7.95
Proposal Price $10.00
52-Wk High $11.11